EXHIBIT 10.90

                              ARIS INDUSTRIES, INC.
                                475 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                                                  February 2, 1996

AIF-II, L.P.
c/o Apollo Advisors, L.P.
Two Manhattanville Road
Purchase, New York 10577
Attention: Edward M. Yorke

Re:  Consent Pursuant to Series B Junior Secured Note Agreement

Gentleman:

     Reference is made to the Series B Junior Secured Note Agreement dated June 30, 1993 (the "Note Agreement") between AIF-II, L.P. ("Apollo") and Aris Industries, Inc. ("Aris", formerly known as The Marcade Group, Inc.) and the Series B Junior Secured Note issued pursuant to the Note Agreement by Aris in favor of Apollo dated June 30, 1993 in the original principal amount of $7,500,000 (the "Note").

     Please indicate the consent of Apollo to the Payment in Kind ("PIK") of the quarterly interest payment under the Note due February 5, 1996 whereby such payment will not be made in cash and instead shall be added to the principal of the Note on such scheduled payment date. The Note shall then bear interest on the increased principal amount. The Note Agreement and the Note are hereby deemed amended to implement the foregoing.


AGREED AND ACCEPTED:                          Very truly yours,
AIF-II, L.P.
By: Apollo Advisors, L.P.,                    ARIS INDUSTRIES, INC.
    its General Partner
By: Apollo Capital Management,
    Inc., its General Partner
                                             By:  /s/  PAUL SPECTOR
                                                 -----------------------
By: /s/   EDWARD M. YORKE                        Paul Spector,
   --------------------------                    Senior Vice-President
         Edward M. Yorke,
         Vice President

Date:  February 2, 1996